EXHIBIT 99.1

Wayne Savings Bancshares, Inc. Announces Adoption of Stock Repurchase Program

WOOSTER, Ohio, Aug. 10, 2012 (GLOBE NEWSWIRE) -- Wayne Savings Bancshares, Inc. (Nasdaq:WAYN) (the "Company"), the holding company parent of Wayne Savings Community Bank (the "Bank"), announced today that its Board of Directors has adopted a new stock repurchase program. Under the new stock repurchase program, the Company is authorized to repurchase up to 150,206 shares, or five percent (5%) of its issued and outstanding shares of common stock. The stock repurchase program may be limited or terminated at any time without prior notice.

Under the stock repurchase program, the Company may acquire shares of its common stock in the open market or in any private transaction, from time-to-time and in accordance with applicable laws, rules and regulations. The timing and extent to which the Company repurchases its shares will depend upon management's assessment of market conditions and other corporate considerations as may be considered in the Company's sole discretion.

CONTACT: Wayne Savings Bancshares, Inc.

         H. Stewart Fitz Gibbon III
         Executive Vice President, Chief Operating
         Officer, Chief Risk Officer, Corporate
         Secretary and Treasurer
         330-264-5767